UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
____________________

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2021
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PEGASYSTEMS INC.
(Exact name of Registrant as specified in its charter)
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Massachusetts	1-11859	04-2787865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rogers Street, Cambridge, MA 02142-1209
(Address of principal executive offices, including zip code)

(617) 374-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PEGA	NASDAQ Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                                Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 7.01. Regulation FD Disclosure
On June 8, 2021, the Company issued a press release announcing an expansion of its current share repurchase program. Under this expansion, the expiration date of the current repurchase program has been extended from June 30, 2021 to June 30, 2022, and the amount of stock the Company is authorized to repurchase has been increased from approximately $21.7 million, the amount remaining in the current program, to $60 million.

The Company has established a pre-arranged stock repurchase plan, intended to comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and of Rule 10b-18 of the Exchange Act and may establish other such plans (collectively, the “10b5-1 Plan”). Shares that are repurchased under the current repurchase program will be repurchased under the Company’s 10b5-1 Plan.

Any actual repurchases under the current repurchase program will be disclosed in the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission for the annual and applicable quarterly periods ending between June 30, 2021 and December 31, 2022.

Item 9.01.     Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release issued by Pegasystems Inc. on June 8, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pegasystems Inc.

Dated:	June 8, 2021	By:	/s/ MATTHEW J. CUSHING
Matthew J. Cushing
Vice President, Chief Commercial Officer, General Counsel and Secretary